EXHIBIT 10.2

[* * *] REDACTED CONFIDENTIAL TREATMENT REQUESTED

DRUG SUBSTANCE VALIDATION

AND SUPPLY AGREEMENT

This DRUG SUBSTANCE VALIDATION AND SUPPLY AGREEMENT (this “Agreement”) is effective as of July 2, 2003 (the “Effective Date”) by and between *** (“***”), a Delaware corporation located at ***, and SUPERGEN, INC. (“SuperGen”), a Delaware corporation located at 4140 Dublin Road, Suite 200, Dublin, CA 94568 (each of *** and SuperGen, is referred to below as a “Party” and together as the “Parties”).

WHEREAS, *** has expertise and experience in conducting development related to the synthesis of active pharmaceutical ingredients and has a research development laboratory, pilot plant and commercial scale facilities to manufacture such products, and *** is interested in providing such research, development and manufacturing services to SuperGen;

WHEREAS, SuperGen has a commercial interest in the manufacture of the drug substance Decitabine (hereinafter the “Product” as defined in more detail in Exhibit A hereto) and wishes to use the services of *** in a phased development program whereby *** will confirm, adapt and validate certain technology to enable the commercial manufacture of the Product; and

WHEREAS, *** and SuperGen desire to enter into a relationship for such development, manufacture, and supply of the Product according to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the above and of the mutual covenants contained herein and for other good and valuable consideration, receipt of which are hereby acknowledged, the Parties agree as follows:

Article 1 - Definitions

1.1                               Definitions.  Exhibit A sets forth the definitions of certain terms used in this Agreement.  Those terms shall have the meanings set forth on Exhibit A where used in this Agreement and identified with initial capital letters.

1.2                               Construction.  For purposes of this Agreement, except where the context otherwise requires:

(A)                              All currency amounts stated in this Agreement are in United States Dollars.

(B)                                References to “days” mean calendar days.  (If, however, an action or obligation is due to be undertaken by or on a day other than a business day, i.e., a Saturday, Sunday, or public holiday, in the United States, then that action or obligation will be deemed to be due on the next following business day.)

(C)                                When introducing a series of items, the term “including” is not intended to limit the more general description that precedes the items listed.

Article 2 - Development Program

2.1                               Program Scope.  *** will use commercially reasonable efforts to carry out the Development Program attached hereto as Exhibit B on the terms and conditions set forth therein and in this Agreement.  The Development Program includes the terms and conditions by which *** shall:

2.1.1                     Develop and confirm the existing Manufacturing Process, including equipment and cleaning verification, stability testing, process validation, and material and package testing;

2.1.2                     Establish the Specifications and Validated Analytical Test Procedures for Materials, manufacturing, packaging and release of the Product;

2.1.3                     Manufacture *** engineering demonstration run and *** stability/validation batches of Product at an appropriate regulatory scale;

2.1.4                     Prepare Documentation for use in support of SuperGen’s Regulatory Filings; and

2.1.5                     Provide SuperGen with Deliverables as further described in the Development Program.

In addition, *** will provide SuperGen with all Documentation (including regulatory documentation) and Deliverables as further described in the Development Program.  *** will use reasonable commercial efforts to complete the Development Program, including each Development Phase and the delivery of all Deliverables to SuperGen, in accordance with the program schedule set forth in the Development Program.

2.2                               Development Program Costs and Payments.  *** will use commercially reasonable efforts to conduct all activities under the Development Program on a phase-by-phase basis, and perform each Milestone, Deliverable, and Development Phase in accordance with the terms and conditions herein and the Development Program.  SuperGen will pay *** an aggregate fee for performance of the Development Program equal to:

2.2.1                     A non-refundable, fully creditable “Project Initiation Fee” of $*** plus

2.2.2                     Milestone Payments as outlined in Exhibit B (the “Estimated Cost”) (subject to prior approval and adjustment as provided in Section 6.2 and this Section 2.2 below).

SuperGen will pay *** the Project Initiation Fee within thirty (30) days of the Effective Date.  The Project Initiation Fee will be applied to the initial Development Phases approved by SuperGen in the form of a Purchase Order.  Before starting work on each Development Phase of the Development Program, *** will request SuperGen’s prior written authorization of such work in the form of a Purchase Order and will not begin, or be required to begin, such Development Phase until it has received such written authorization from SuperGen.  SuperGen will have the right, in its discretion, to modify, postpone or cancel any Development Phase, or part thereof, without charge or penalty upon written notice to ***; provided that if, after work on a particular Development Phase has begun, SuperGen: (i) cancels such Development Phase, SuperGen will reimburse *** for actual, reasonable out-of-pocket expenses incurred by *** that are directly allocated to that Development Phase to the extent such obligations cannot reasonably be mitigated; or (ii) desires modifications to such Development Phase which results in significant increases in the costs therefor, in which case the payments for such Development Phase hereunder shall be equitably adjusted to account for such modifications in the Development Phase.

Article 3 - Manufacturing and Processing Activities

3.1                               Quality Systems Agreement.  Promptly after the Effective Date, the Parties will negotiate and execute a “Quality Systems Agreement” specifying the testing, storage, release, cGMP, regulatory and other quality assurance requirements relating to manufacture and shipment of Product by *** under this Agreement.  Upon execution, the Quality Systems Agreement shall be deemed incorporated into this Agreement by this reference.  In the event that any term or condition set forth in this Agreement conflicts with any term or condition set forth in the Quality Systems Agreement, the terms and conditions of this Agreement shall govern.

3.2                               Manufacturing Site.  *** will manufacture all Product to be supplied to SuperGen under this Agreement solely at ***’s manufacturing facility in *** (the “Manufacturing Facility”).  *** will not commence any manufacture of Product for commercial distribution until successful process validation is completed pursuant to terms of this Agreement.  *** may change the Manufacturing Facility, upon prior written notice and approval by SuperGen, if Product can be manufactured at the new site in accordance with all pertinent Regulatory Requirements, cGMPs, the Specifications and the Quality Systems Agreement, and delivered in accordance with ***’s delivery obligations under this Agreement.  *** will be responsible for all scheduling related to the Manufacturing Facility and for the operation of such facility.

3.3                               Supply of Materials.  *** will be solely responsible for procuring and supplying all Materials required under the Development Program and as necessary to meet its Product supply obligations pursuant to Article 4, at its expense.  *** warrants that all such Materials meet all applicable Specifications.

3.4                               Process Data and Information.  For purposes of this Agreement, any information, documentation and data relating to product safety, stability, all analytical support methods, manufacturing processes and methods, drug substance stability data, impurity profiles, reference standards and the like associated with the Product or its manufacture that SuperGen provides or has previously provided to ***, or which was received from Pharmachemie B.V., is called the “Product Information” and shall be deemed the Confidential Information (as defined below) of SuperGen.  If *** requests additional Product Information that SuperGen owns or controls reasonably necessary for *** to complete its obligations under this Agreement, SuperGen will provide *** with such information in a timely fashion.  For the avoidance of doubt, all of the Product Information, whether provided to *** before or during the Term, is and shall remain SuperGen’s property, and SuperGen retains all right and title to such Product Information.

3.5                               SuperGen’s Assistance.  To assist *** in its performance of this Agreement, SuperGen will:

3.5.1                     Provide *** in a timely manner upon request with all reasonably relevant information, documentation and data necessary or appropriate for ***’s performance of its obligations under this Agreement, including Product Information, documentation and data relating to product safety, stability, analytical support methods, drug substance stability data, impurity profiles, reference standards and the like for the Product, to the extent such items are in SuperGen’s possession or control;

3.5.2                     Ensure that all materials supplied to *** by or on behalf of SuperGen pursuant to the Development Program (as may be set forth in Exhibit B) are suitable for use as contemplated under this Agreement, comply with all applicable laws and regulations (including those relating to the import of such materials) and have received all required governmental and regulatory approvals for use hereunder, including customs and FDA approvals; and

3.5.3                     Provide *** with all information in SuperGen’s possession or control concerning any health hazards or potential health hazards associated with exposure to or the handling, storage, use or disposal of Product, including a Material Safety Data Sheet for Product.  (If any such information is updated or corrected, SuperGen will promptly notify *** of that fact and provide *** with the updated or corrected information.)

3.6                               Subcontractors.  *** may, subject to SuperGen’s prior written approval, use subcontractors to perform any part of this Agreement, provided that such subcontractors are bound by a confidentiality agreement with *** that protects the Confidential Information of SuperGen on terms and conditions at least as protective as those set forth in Sections 11.3 – 11.6 and meet such other quality standards as may be imposed on *** under this Agreement.

3.7                               Hazards.  *** will inform its employees, contractors and other personnel of any known or reasonably ascertainable chemical hazards associated with the Materials, Product, or any Wastes generated through performance of the manufacturing and processing activities hereunder, and provide such persons with required training in the proper methods of handling and disposing of such items.

3.8                               Handling of Materials; Notification.  *** will handle, accumulate, label, package, store, transport and dispose of all Wastes generated through performance of the manufacturing and processing activities hereunder in accordance with all Regulatory Requirements.  *** will promptly notify SuperGen in writing of any unauthorized reportable release or emission of any Wastes generated through performance of the manufacturing and processing activities hereunder and any potential environmental violation or litigation related thereto.  To the extent required by Law, each Party will promptly notify the other of any health hazards or potential health hazards of which it or they are or become aware of concerning exposure to or handling of the Materials or Wastes.  In any of the foregoing instances, *** will promptly inform SuperGen of any remedial actions required by Law and will promptly undertake such actions.

3.9                               Changes.  *** will not make any changes to Materials (or suppliers thereof), formulations, processes, equipment, facilities, Specifications, tests or any other item in any manner that would affect the manufacturing or processing activities to be performed by *** under this Agreement, or affects any Regulatory Filing, without SuperGen’s prior written approval.  SuperGen shall have the right to modify the Specifications from time to time upon reasonable advance written notice to *** if such modifications are required or recommended by a Regulatory Authority or necessary to comply with Regulatory Requirements or otherwise, by mutual agreement of the Parties.  All such modifications shall be in writing and shall be signed by an authorized representative of SuperGen and ***, and shall be effective for all orders placed after such notice.  If such modifications result in a change in ***’s manufacturing costs, the Parties shall agree upon an appropriate adjustment to the price of the Product hereunder; and if such modifications result in a delay in delivery, the Parties shall negotiate a reasonable extension of the affected lead times.

Article 4 - Supply of Product

4.1                               Exclusivity During Clinical Trials.  During the course of clinical trials covering the Product conducted prior to SuperGen’s first filing of a NDA for the Product, SuperGen will purchase from *** *** (***%) of its Product requirements necessary to support such clinical development on the terms and conditions described in Exhibit C.

4.2                               Commercialization.  If, after the filing of a NDA for the Product, SuperGen elects to proceed with commercial marketing of the Product, either alone or through an Affiliate, agent, licensee or commercial partner (each a “Designee”), then SuperGen and/or its Designee will purchase at least *** (***%) of SuperGen’s and its Designee’s requirements for Products from *** for suchcommercial marketing.

4.3                               Supply Obligation.  *** will supply to SuperGen quantities of Product ordered by SuperGen or its Designee in accordance with the terms and conditions of this Agreement and Exhibit C.

4.4                               Terms of Sale.  All purchases and sales of Product pursuant to Sections 4.1 and 4.2 above will be made on the terms and conditions set forth herein and on Exhibit C, as applicable.

4.5                               Exclusivity.  If SuperGen and its Designees purchase from *** the quantities of Product specified in Sections 4.1 and 4.2, then for the Term and for a period of *** (***) years thereafter (the “Exclusivity Period”), neither *** nor any Affiliate, will engage in any activity directed at the development, manufacture, supply, or commercialization of the Product, or use any information, know-how, technology, equipment or other materials received from SuperGen hereunder, for itself or any Third Party.  Without limiting the foregoing, during the Exclusivity Period, *** and its Affiliates shall not:  (i) manufacture, sell or otherwise distribute Product, (ii) assist any Third Party to manufacture, sell or otherwise distribute Product, or (iii) otherwise perform any research activities with respect to the Product, in each case except at the direction of SuperGen.

4.6                               No Additional Restrictions.  Nothing in this Agreement will restrict either Party in any way with respect to any product other than the Product except as expressly stated in this Article 4.

Article 5 - Intellectual Property

5.1                               SuperGen Materials.  Subject to Sections 5.3 and 5.4 below, SuperGen will own all Deliverables, as well as all information, data, documents, processes, protocols, methods, assays, techniques, operating procedures and materials created or compiled by *** in the course of performing its obligations under this Agreement, including all Product, Documentation, records, reports, documents, data and other tangible materials that *** provides to SuperGen under the Development Program, any and all modifications, additions or improvements to the Product Information created or compiled by *** in the course of performing its obligations under this Agreement, and all intellectual property rights embodied therein (collectively, the “SuperGen Materials”).  *** will assign (or cause to be assigned) and does hereby assign fully to SuperGen all right, title and interest in and to the SuperGen Materials and all intellectual property rights therein.  *** will assist SuperGen, or its designee, at SuperGen’s expense, in every proper way to secure SuperGen’s rights in the SuperGen Materials and any patent rights relating thereto in any and all countries, including the disclosure to SuperGen of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that SuperGen deems necessary in order to apply for and obtain such rights and in order to assign and convey to SuperGen, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such SuperGen Materials, and any intellectual property rights therein.  *** will execute or cause to be executed, when it is in ***’s power to do so, any such instrument or papers necessary to carry out the provisions of this Section 5.1.  The provisions of this Section 5.1 will continue after the termination of this Agreement.

5.2                               Reporting/Transfer of Results.  During the Development Program, *** will regularly provide SuperGen, at ***’s expense, with written reports of development results, which have been developed, compiled or learned during the course of the Development Program as outlined in Exhibit B.  Further, as provided in Exhibit B, *** will also respond to SuperGen’s reasonable inquiries, at ***’s expense, regarding the status of the Development Program on an ongoing basis, and *** will endeavor to keep SuperGen reasonably informed of interim results on an informal basis, including, if requested, periodic meetings at ***’s facility to discuss Development Program results and progress.  In addition at SuperGen’s option and request, *** will package and ship to SuperGen, pursuant to SuperGen’s instructions and at SuperGen’s expense with SuperGen bearing all packaging, shipping and insurance charges (title and risk of loss passing to SuperGen upon delivery to the common carrier) batches of Product prepared during the Development Program as outlined in the Exhibit B and in Section 2.1 above.  Such deliveries will be made FOB ***’s facility in ***.  *** will retain representative samples from each batch of Product for record keeping, stability testing and other regulatory purposes in accordance with the Specifications and Regulatory Requirements.

5.3                               *** Background Property.  SuperGen acknowledges that *** possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including procedures and techniques, computer technical expertise, software, and certain technical expertise and conceptual expertise in the area of drug substance processing and manufacturing, as well as improvements to the foregoing, that have been independently developed by *** prior to the Effective Date without the benefit of any Product Information, SuperGen Materials or other information provided by SuperGen (collectively, the “*** Background Property”).  All *** Background Property (and improvements to such *** Background Property) that is used, improved, modified, or developed by *** under or during the Term will be and remain the sole and exclusive property of ***.  *** hereby grants SuperGen a non-exclusive, perpetual, ***, worldwide license, with the right to grant and authorize sublicenses, under the *** Background Property, solely as necessary or useful to develop, make, have made, use, sell, have sold, import and export the Product.

5.4                               Ownership and Rights to Inventions and Technology.  All inventions, technology and information (other than those described in Sections 5.1 and 5.3 above), whether or not patentable, that are conceived, reduced to practice or created solely by *** and/or its agents during the performance of ***’s obligations under this Agreement:

(A)                              will be and remain the exclusive property of SuperGen, as and to the extent exclusively related to the Product, Deliverables, Documentation, Product Information, or SuperGen Materials (the “SuperGen Inventions”); and

(B)                                will be and remain the exclusive property by ***, if the same are not included in clause (A) above (the “*** Inventions”).

All inventions, technology and information (other than those described in Sections 5.1 and 5.3 above), whether or not patentable, that are conceived, reduced to practice or created jointly by *** and SuperGen (“Joint Inventions”) will, subject to the provisions of this Section 5.4 below, be jointly owned by *** and SuperGen and each Party will have the full right to exploit such Joint Inventions for any and all purposes without any obligation to the other Party.

Each Party will be responsible, at its expense, for the filing, prosecution and maintenance for patents and patent applications claiming its respective solely-owned Inventions (i.e., SuperGen for the SuperGen Inventions and *** for the *** Inventions).  SuperGen shall have the first right to pursue patent protection for Joint Inventions and *** agrees to take reasonable actions to cooperate with SuperGen in this regard.  SuperGen will notify *** before pursuing any such patent application and *** will have a reasonable period, not greater than thirty (30) days to advise SuperGen in writing whether *** intends to participate in the prosecution of such patent application.  If *** so elects to participate in such prosecution, then *** will reimburse SuperGen for one-half (½) of SuperGen’s out-of-pocket expenses in connection with such activities as they are incurred.  If *** so elects not to participate in such prosecution, then *** will not be responsible for any costs under this Section 5.4 related to such prosecution, in which case all right, title and interest thereto shall be owned by SuperGen (subject to the rights granted to *** under this Agreement, if applicable) and the same shall thereafter not be a Joint Invention for purposes of this Agreement.  If SuperGen fails or declines to take such actions with respect to any Joint Inventions in accordance with this Section 5.4, then *** shall have the right to file, prosecute and maintain such Patents at its sole expense, in which case all right, title and interest in and to such Patents shall be owned by *** (subject to the rights granted to SuperGen under this Agreement, if applicable) and the same shall thereafter not be a Joint Invention for purposes of this Agreement.  If SuperGen notifies *** that it will bear all of the costs and expenses associated with the filing, prosecution and maintenance of a Patent claiming a Joint Invention, then, *** will grant to SuperGen an exclusive, perpetual, ***, worldwide license, with the right to grant and authorize sublicenses, under such Patent, solely as necessary or useful to develop, make, have made, use, sell, have sold, import and export the Product.

SuperGen hereby grants to *** a non-exclusive, ***, worldwide right and license under the SuperGen Inventions to manufacture and sell the Product to SuperGen.  Likewise, *** hereby grants to SuperGen a non-exclusive, perpetual, ***, worldwide license, with the right to grant and authorize sublicenses, under the *** Inventions, solely as necessary or useful to develop, make, have made, use, sell, have sold, import and export the Product.

Article 6 - Payments

6.1                               Development Program Payments.  SuperGen will pay *** the Project Initiation Fee and the Milestone payments as provided in Section 2.2.

6.2                               Adjustments.  If during the course of performing a given Development Phase, *** determines that either the actual manpower and other costs for the tasks set forth on Exhibit B will be greater than the amount authorized in the Purchase Order issued by SuperGen with respect to that Development Phase, or that additional tasks not contemplated on Exhibit B will be required in order to complete the Development Program, then *** will notify SuperGen of that fact.  The Parties will then negotiate in good faith an appropriate adjustment to the Estimated Costs or, if they cannot agree, will escalate the dispute to the dispute resolution process set forth in Article 16.

6.3                               Invoices.  Upon the completion of all work and the delivery and acceptance of all Deliverables and Documentation for a given Development Phase in accordance with Exhibit B, *** will invoice SuperGen for the pre-approved fees for such Development Phase.  *** may invoice SuperGen for Product upon shipment of Product or, if earlier, SuperGen’s release of such Product ordered by SuperGen pursuant to Article 4.  SuperGen will pay such invoices within thirty (30) days of receipt thereof.  Payment of all amounts shall be in U.S. dollars, by wire transfer of immediately available funds to the financial institution, account number and account name designated in writing by *** as the place of payment.  All invoices for Product shall be sent to the address specified in the Product Purchase Order (as defined in Exhibit C) therefor, and each such invoice shall state the aggregate and unit price for all Product in a given shipment, plus any taxes or other costs incident to the purchase or shipment initially paid by *** but to be borne by SuperGen hereunder.

Article 7 - Delivery and Documentation

7.1                               Delivery.  *** will arrange for the delivery of Product and/or Deliverable to the location as stated on the Product Purchase Order or Purchase Order, as the case may be (including any Third Party location) and in a manner consistent with good commercial practices, validated shipping procedures (including in approved containers), the shipping documentation required by Section 7.5, and any agreed-upon shipping specifications and the Quality Systems Agreement.  All Product and Deliverables shall be delivered FOB (Incoterms 2000) Manufacturing Facility to the designated delivery location specified in the Product Purchase Order or Purchase Order.

7.2                               Acceptance.  Acceptance by SuperGen of any Product or Deliverable delivered hereunder shall be subject to inspection and applicable testing by SuperGen or its designee.  If on such inspection SuperGen or its designee discovers that the Product or Deliverable fails to conform with the Specifications or other applicable regulatory requirements, the warranties set forth in Section 12.4 below, or Exhibit B, as the case may be, SuperGen or such designee may not accept such Product or Deliverable, which nonacceptance shall be accomplished by giving written notice to *** specifying the manner in which such Product or Deliverable fails to meet the foregoing requirements and returning the nonconforming Product or Deliverable in accordance with ***’s reasonable instructions at ***’s expense.  If the Parties disagree as to whether any Product or Deliverable conforms to the applicable Specification, then the Parties will refer the question of whether the Product or Deliverable does or does not conform to a mutually agreeable independent testing laboratory for a final determination.  The determination of such independent testing laboratory will be binding on both Parties for purposes of payment under this Agreement and the Party against which the determination is made will bear all out-of-pocket costs and expenses incurred to obtain such determination.  Notwithstanding such determination, *** shall use its best efforts to replace any Product or Deliverable returned by SuperGen within the shortest possible time.

7.3                               Batch.  Each Batch of Product manufactured by *** shall meet the applicable Specifications.  If a deviation from such Product Specifications occurs, then *** will prepare and deliver to SuperGen a deviation report and the Parties will resolve such situation in accordance with applicable cGMP and Regulatory Requirements.

7.4                               Certificates.  With respect to each delivery of Product hereunder, *** will provide SuperGen with a Certificate of Analysis certifying that the Product being delivered was manufactured in compliance with cGMP and conforms to the Specifications.

7.5                               Shipping Documentation.  *** will assure that each Product delivery includes commercially appropriate shipping documentation (including bills of lading), which will, at a minimum:

7.5.1                     Describe the shipment and state the Batch identification numbers for the shipment,

7.5.2                     State any order number for the shipment that has been provided by SuperGen, and

7.5.3                     Show the destination to which such shipment is being sent.

In addition, *** will assure that each shipment is accompanied by a Material Safety Data Sheet and samples (for identification testing) and such additional documentation as SuperGen may reasonably require from time to time.

7.6                               Supporting Data.  At SuperGen’s request, *** will provide SuperGen with reasonable access to any applicable supporting data relating to the Product Information, Documentation, and work performed under the Development Program (including Batch records and laboratory notebooks).

7.7                               Sample Retention.  *** will properly store and retain representative samples (identified by Batch number) (collectively, the “Retained Samples”) of all Product and all Materials (except water and compressed gases) used to manufacture Product, in each case in conditions and for times consistent with all applicable Regulatory Requirements, the Quality Systems Agreement and to permit appropriate or required internal and regulatory checks and references.  *** will provide SuperGen with reasonable access to and portions of the Retained Samples for testing, trouble-shooting and other purposes as SuperGen may reasonably require from time to time.

7.8                               No Other Disposition.  Except as expressly permitted under this Agreement, *** will not dispose of any Product without the advance written approval of SuperGen.  If SuperGen approves any such disposition of Product, then *** will carry out such disposition in accordance with applicable Regulatory Requirements.

Article 8 - Inspections and Audits

8.1                               Inspection by Quality Assurance.  SuperGen’s quality assurance personnel or its agents will have the right, upon reasonable advance notice and during regular business hours, to inspect, observe and audit:

8.1.1                     The Manufacturing Facility and

8.1.2                     Any of ***’s manufacturing and quality control records and other documentation relating to the manufacturing and processing activities (including any internal quality control audits or reviews conducted by ***) for the Product.

Such inspections, observations and audits shall be for the purpose of ascertaining compliance with Regulatory Requirements, cGMPs, the Quality Systems Agreement and this Agreement, reviewing correspondence, reports, filings and other documents from or to Regulatory Authorities to the extent related to the manufacturing and processing activities, approving all variances from applicable requirements hereunder or under the Quality Systems Agreement, and evaluating the implementation of all manufacturing and process changes pursuant to this Agreement.  Any information obtained by SuperGen through such inspections and audits shall be treated as Confidential Information of ***, provided that SuperGen shall be permitted to disclose such information to Third Parties under an obligation of confidentiality.  SuperGen will conduct such inspections and audits in a manner designed to minimize disruption of ***’s business operations.

8.2                               Notice of Non-Compliance.  If SuperGen reasonably determines during any inspection or audit of a Manufacturing Facility or other facility at which any of the manufacturing or processing activities are performed, or the records being maintained by *** in connection with such manufacture (including Batch records), that *** is not in compliance with Regulatory Requirements, cGMPs, the Quality Systems Agreement or this Agreement, then SuperGen will give *** a written notice detailing the suspected non-compliance.  When *** receives any such notice from SuperGen, *** will provide SuperGen with a corrective action plan within thirty (30) days and then, as soon as reasonably practicable, remedy or cause to be remedied any actual non-compliance, at ***’s expense, in accordance with a mutually agreed schedule.  *** will provide SuperGen with reasonable documentary and other evidence of such correction.  SuperGen will then have the right to re-inspect and re-audit such Manufacturing Facility or other facility, or the records being maintained by *** in connection with such manufacture, upon reasonable notice and during regular business hours to determine whether *** has remedied or caused to be remedied such non-compliance.

8.3                               Records.  *** will maintain complete and accurate records (including files, certificates and authorizations) necessary to evidence compliance with all applicable Laws and other requirements of applicable Governmental Authorities relating to the Development

Program or manufacture of Product, including all validation data, stability testing data, development reports, Batch records, quality control and laboratory testing, and any other data required under cGMPs and other Regulatory Requirements.  *** will provide SuperGen with such records promptly upon SuperGen’s request.  *** will also maintain records with respect to its obligations and performance under this Agreement.  All such records, and all samples required to be maintained under this Agreement, shall be maintained for a period of not less than five (5) years from the date of expiration of Product produced from each Batch of Product to which those records and samples pertain (or, if longer, for a period of one (1) year after the final resolution of any dispute to which such records or samples are relevant), or such longer period as may be required by Regulatory Requirements.  If and when *** opts to dispose of records or samples generated in conjunction with this Agreement, it will first offer to transfer such records to SuperGen or its designee at SuperGen’s expense.

Article 9 - Regulatory Matters

9.1                               Permits.  *** will maintain in good order, at its sole cost and expense, such current governmental registrations, permits and licenses as are required by Governmental Authorities and all applicable Laws in order for *** to perform all of its obligations under this Agreement.  *** will make copies of registrations and all related documents available to SuperGen and its designees for inspection, upon reasonable request from SuperGen.

9.2                               Regulatory Communications and Correspondence.  *** will promptly notify SuperGen of all communications from and to the FDA or other Regulatory Authorities that may impact or change the manufacturing or processing activities performed by ***, or affect the ability of *** to comply with its obligations under this Agreement.  Without limiting the foregoing, *** will notify SuperGen of any written or oral inquiries, notifications or inspection activities by any Regulatory Authority in regard to the Product or the Manufacturing Facility within five (5) days of *** obtaining knowledge of such inquiries, notifications or inspection activities.  Moreover, *** will furnish to SuperGen copies of all inspection reports and related correspondence of such Regulatory Authority related to or which might reasonably affect the Product or the performance of any manufacturing or processing activities hereunder (including any FDA Form 483 or other inspection reports, warning letters, citations, indictments, claims, lawsuits or proceedings issued or instituted against ***, or of any revocation of any license or permit issued to ***) and when such reports and correspondence become available to ***, but in any event within five (5) days after obtaining knowledge of such inquiries, notifications or inspection activities.  *** will discuss with SuperGen any Regulatory Authority comments directly related to and affecting the Product or ***’s performance of any manufacturing or processing activities hereunder, and before *** submits a final response to such comments, *** will give SuperGen no fewer than five (5) days to comment on its proposed response to such comments, and any resultant SuperGen comments will be incorporated to the response, if reasonably possible.  *** will promptly rectify or resolve any deficiencies noted by a Regulatory Authority in a report or correspondence issued to *** that relate to performance of any of the manufacturing or processing activities under this Agreement.

9.3                               Pre-Approval Inspections.  *** will prepare for and be responsible for Product pre-approval inspections as required by Regulatory Requirements.  *** will be responsible for ensuring that ***’s Manufacturing Facility and Product-related equipment, processes, test methods and reports are prepared and/or qualified for such pre-approval inspections, as determined in good faith by SuperGen’s quality assurance audit team (“PAI Ready”) in a time frame consistent with SuperGen’s Product-related regulatory strategy and consistent with reasonable timelines agreed by the Parties.  SuperGen will cooperate with *** to achieve PAI Readiness by such date.  Until *** is PAI Ready, process validation will not commence.  This cooperation will include the performance of periodic inspections to evaluate progress towards PAI Readiness and the reporting to *** of all deficiencies identified during such inspections.  In turn, *** will remedy all deficiencies, whether or not such deficiencies are identified by a SuperGen inspection, and will comply with all necessary Regulatory Requirements.  Notwithstanding anything to the contrary in this Agreement, if *** fails any pre-approval inspection by any Regulatory Authority with respect to Product, then *** will stop all manufacturing and processing activities hereunder (to the extent under such Regulatory Authority’s jurisdiction) unless and until all problems and issues identified by such Regulatory Authority have been corrected to the satisfaction of such Regulatory Authority.

9.4                               Process Validation.  After SuperGen and *** determine in collaboration that *** is PAI Ready in accordance with Section 9.3, *** will complete protocols for validation of the Product manufacturing processes, cleaning processes, and other processes and activities as required by cGMPs and any other applicable Regulatory Requirements.  SuperGen will review and approve such protocols in a timely manner.  *** will complete such process validation within a timeframe consistent with SuperGen’s Product-related regulatory strategy and consistent with reasonable development timelines mutually agreed by the Parties and upon completion, shall provide a validation report to SuperGen for approval.  *** will routinely assemble and retain any required validation/qualification documents and validation summary reports pertaining to the manufacturing and processing activities hereunder in accordance with Section 8.3.  *** will submit copies of such documents and reports to SuperGen for approval.

9.5                               Notification of Changes to the Manufacturing Process.  *** will notify SuperGen in writing and provide SuperGen the right to review and reasonably approve before submitting any documentation to any Regulatory Authority regarding any manufacturing process changes approved by SuperGen pursuant to Section 3.9 above.  Upon reasonable notice, SuperGen will be permitted to review all documentation proposed to be filed with any Regulatory Authority regarding such changes.  Within fifteen (15) days after receiving such documentation, SuperGen will provide *** with comments, which comments will be fully considered in good faith by *** for incorporation into the documentation prior to filing it with any Regulatory Authority.  *** will obtain SuperGen’s written approval prior to submitting any such documentation.

9.6                               Cooperation in Obtaining Government Approvals.  *** will reasonably assist SuperGen, at SuperGen’s request, to secure and maintain governmental approvals for the Product and will participate as is reasonably necessary and as may be requested in resolving the concerns of any Regulatory Authority arising with respect to the manufacture of Product for SuperGen.  Without limiting the foregoing, *** will produce stability batches and validation batches and perform testing as is necessary for SuperGen to receive approvals for Product from Regulatory Authorities.

9.7                               Accident Reports.  Each Party will report to the other as soon as possible all material accidents related to the manufacture, handling, use or storage of any Materials or Product, including:

9.7.1                     Accidents resulting in significant personal injury requiring more than first aid treatment,

9.7.2                     Accidents resulting in chronic illness or loss of consciousness,

9.7.3                     Accidents resulting in material property damage,

9.7.4                     Accidents resulting in material environmental release, and

9.7.5                     Accidents that result in regulatory, safety, health or environmental audits.

9.8                               SuperGen Access to Manufacturing Data and Documentation.  SuperGen shall have full access to and the right to use and reference any regulatory filings, correspondence, validation documentation, batch records, reports, analyses, and any other information and documentation in ***’s possession or control related to the manufacturing activities conducted by *** hereunder, or that are necessary or useful for SuperGen to apply for, obtain and thereafter maintain Regulatory Filings for the Product, including information relating to the Manufacturing Facility, process, methodology or components used in the manufacture of the Product or other such information required to be submitted to the FDA (or its foreign equivalent) in the form of a marketing application.  Without limiting the foregoing, *** agrees to immediately inform SuperGen when any such information is no longer current and reflective of current manufacturing practices, procedures or the Specifications and to promptly provide updated information to SuperGen.

Article 10 - Recalls

10.1                        Notification.  Each Party will keep the other Party fully informed of any notification, or other information of which it has actual knowledge, which might result in the Recall (as defined below) or Seizure of the Product.

10.2                        ***’s Recall or Withdrawal Suggestion.  If *** independently believes that a Product Recall or Product withdrawal may be necessary or appropriate, *** will so notify SuperGen of ***’s conclusion within twenty-four (24) hours and the Parties will cooperate with each other to ascertain the necessity and nature of such action.

10.3                        Recall Determination by SuperGen.  Promptly after SuperGen determines that a Recall or Product withdrawal is necessary, and before SuperGen notifies a Regulatory Authority of a Product withdrawal or Product Recall, SuperGen will notify *** of SuperGen’s determination and the basis therefor.  *** will assist SuperGen, at SuperGen’s reasonable request, in its investigation to determine the cause and extent of the problem.

10.4                        SuperGen Discretion.  SuperGen will be solely responsible for making the final decision whether Product is withdrawn or Recalled.  SuperGen will be solely responsible for any resulting product liability claims, except to the extent such product liability claims are attributable to ***’s or any of its subcontractors’ negligence, recklessness or intentional wrongdoing, in which case *** will be responsible for such product liability claims.

10.5                        Responsibility for Expenses of Recall.  If any Governmental Authority withdraws its approval to sell the Product or issues a directive or request that all or specified quantities of the Product be Recalled for product safety reasons or SuperGen reasonably determines that all or specified quantities of the Product should be Recalled, then SuperGen will pay all costs, including ***’s reasonable out-of-pocket expenses, associated with the Recall, except to the extent such Recall is attributable solely to ***’s or any of its subcontractors’ negligence, recklessness or intentional wrongdoing, in which case:

10.5.1              *** will be responsible for all such costs,

10.5.2              SuperGen will have the right to cancel any Product Purchase Orders already submitted, and

10.5.3              SuperGen will have no obligations or liabilities with respect to any Product not yet shipped to SuperGen or for any Materials used or ordered in anticipation of fulfilling any such Product Purchase Orders.

10.6                        Definition of Recall.  For purposes of this Article 10, the term “Recall” means any action by SuperGen, or any Affiliate or subsidiary of SuperGen, to recover title to or possession of Product sold or shipped to Third Parties.

Article 11 - Publicity and Confidentiality

11.1                        Publicity.  Except as required by Law or the standards of any securities regulatory authority, including, without limitation, the United States Securities and Exchange Commission, NYSE and NASDAQ, neither *** nor SuperGen will make any official press release, announcement or other formal publicity relating to the terms of this Agreement or transactions that are the subject of this Agreement without first obtaining in each case the prior written consent of SuperGen or ***, respectively (which consent may not be unreasonably withheld).  If either Party is required to file this Agreement with the United States Securities and Exchange Commission or another applicable securities regulatory authority, then that Party will seek confidential treatment for any provisions of this Agreement that either Party believes would disclose trade secrets, confidential commercial or financial information and thereby impair the value of the contractual rights represented by this Agreement or provide detailed commercial and financial information to competitors or other Persons.  Except as required by Law or the standards of any securities regulatory authority, *** and SuperGen may not use the name or trademarks of SuperGen or ***, respectively, or any director, officer or employee thereof or any adaptation thereof without the prior written approval of SuperGen or ***, respectively.

11.2                        Publications.  *** will send to SuperGen for its approval, at least sixty (60) days before it is filed or submitted, any publication or abstract resulting from this Agreement.  The authorship on any publication or abstract shall be determined by agreement of the Parties or as deemed scientifically appropriate.  Any publication resulting from this Agreement will be delayed or prohibited if, in either Party’s reasonable opinion, delay or prohibition is required in order to file or procure patent application or rights protection in respect of any invention or discovery arising from this Agreement.

11.3                        Confidential Information.  In carrying out the Development Program both Parties are likely to need to disclose to the other information of a business or technical nature, which is proprietary and confidential to the Party disclosing it (“Confidential Information”).  For purposes of this Agreement, Confidential Information shall include any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by a Party to the other Party either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

11.4                        Form of Disclosure.  A Party (a “Disclosing Party”) may disclose Confidential Information to the other Party (the “Receiving Party”) in written or tangible form, orally, or by other media.  The method by which the Disclosing Party chooses to disclose information to the Receiving Party will not, however, affect whether such information is or is not Confidential Information.  A Disclosing Party will use reasonable efforts to notify the Receiving Party which of the information the Disclosing Party discloses under this Agreement constitutes Confidential Information.  Such efforts will include placing confidentiality legends and other written notices on the Confidential Information and such other means of notification as will provide the Receiving Party with fair and seasonable notice of the confidential nature of such Confidential Information.

11.5                        Obligations.  Each Party as a Receiving Party acknowledges that the other Party’s Confidential Information is the property of the Disclosing Party and is treated by the Disclosing Party as confidential business information.  A Receiving Party shall:

11.5.1              Use such Confidential Information only for the purposes contemplated by this Agreement,

11.5.2              Treat such Confidential Information as confidential and protect the same in the same manner and with the same degree of care the Receiving Party protects its own trade secrets and other confidential business information, and

11.5.3              Not disclose any of the Confidential Information to any other person or entity without the Disclosing Party’s written permission, except only to those of its employees who need access to the Confidential Information in order for the Receiving Party to accomplish the purpose of this Agreement.

11.5.4              Except with respect to any Confidential Information to which a Party has ongoing rights, at the end of the Term, immediately stop using Confidential Information and, if the Disclosing Party so requests in writing, promptly return to the Disclosing Party or destroy all records (whether in written form or other media) containing Confidential Information.  (A Receiving Party may, however, retain records that demonstrate the Receiving Party’s full compliance with this Agreement if such retained records are used only for that purpose.)

11.6                        Exceptions.  Notwithstanding the foregoing, Confidential Information will not include any information that:

11.6.1              Was already known by the Receiving Party when the Disclosing Party disclosed it to the Receiving Party,

11.6.2              Is publicly known or comes into the public domain without a breach by the Receiving Party of the Receiving Party’s duties under this Agreement,

11.6.3              Is subsequently independently conceived or discovered by the Receiving Party or its employees without access to or use of the Confidential Information of the Disclosing Party,

11.6.4              Is subsequently disclosed to the Receiving Party by another person who is not under an obligation of confidence to the Disclosing Party, or

11.6.5              A Receiving Party must disclose under a non-appealable decree or other order of a court or other governmental authority.

A Receiving Party will promptly notify the Disclosing Party if and when a Receiving Party becomes aware of any fact or circumstance that might reasonably be expected to cause any information that a Disclosing Party has identified as Confidential Information to fall within the scope of categories of Sections 11.6.1 through 11.6.5 above.

Article 12 - ***’s Representations, Warranties and Covenants

12.1                        Commercially Reasonable Efforts.  *** represents and warrants to SuperGen that *** will use its commercially reasonable efforts to successfully complete the Development Program according to the Development Program schedule.  SuperGen acknowledges, however, that since the services are of a developmental or research nature, there can be no guarantee, and *** has given no guarantee, that the Development Program will be successfully completed, or successfully completed within the contemplated time frame, despite ***’s commercially reasonable efforts to do so.

12.2                        Performance Standards.  *** represents and warrants to SuperGen that *** will perform all manufacturing and processing activities hereunder and maintain the Manufacturing Facility in accordance with cGMPs, the Specifications, the Quality Systems Agreement, all applicable Regulatory Requirements and other requirements of any Governmental Authority, and such quality assurance and quality control practices as are standard in the pharmaceutical manufacturing industry.

12.3                        Qualified Personnel.  *** represents and warrants to SuperGen that *** will engage and employ professionally qualified personnel to perform the services contemplated under this Agreement.

12.4                        Product Warranty.  *** represents and warrants to SuperGen that at the time of delivery, the Product:

12.4.1              Will conform to the Specifications;

12.4.2              Will have been manufactured in compliance with the requirements of cGMP, including both 21 CFR Parts 210 and 211, and ICH Q7A;

12.4.3              Will have been manufactured in compliance with all Regulatory Requirements;

12.4.4              Will have been packaged in accordance with SuperGen’s shipping guidelines; and

12.4.5              Will have been transferred free and clear of any liens or encumbrances of any kind to the extent arising through or as a result of the acts or omissions of ***, its Affiliates or their respective agents.

12.5                        Disclaimer.  THE WARRANTIES PROVIDED IN THIS ARTICLE 12 ARE THE ONLY WARRANTIES *** HAS GIVEN SUPERGEN CONCERNING THE PRODUCT.  SUCH WARRANTIES ARE IN LIEU OF ALL OTHER REPRESENTATIONS, GUARANTEES, OR OTHER WARRANTIES INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR INTENDED USE AND/OR INFRINGEMENT, THAT *** MIGHT HAVE GIVEN OR WHICH MIGHT BE PROVIDED OR IMPLIED BY LAW OR COMMERCIAL PRACTICE, WHICH OTHER WARRANTIES ARE HEREBY EXCLUDED.

Article 13 - Mutual Representations, Warranties and Covenants

Each Party represents, warrants and covenants to the other as follows:

13.1                        Good Standing.  The Party is a corporation validly existing and in good standing with the power to own all of its properties and assets and to carry on its business as it is currently being conducted.

13.2                        Power and Authorization.  The Party has all requisite power and authority (corporate and otherwise) to enter into this Agreement and to perform its obligations under this Agreement.  The Party is not required to obtain the consent of any Person, including, without limitation, the consent of any party to any contract to which it is a party, in connection with execution and delivery of this Agreement and performance of its obligations under this Agreement.

13.3                        No Conflict.  The Party’s execution and delivery of this Agreement and the performance of its obligations hereunder do not and will not conflict with or result in a breach of or a default under its organizational instruments or any other agreement, instrument, order, law or regulation applicable to it or by which it may be bound.

13.4                        Enforceability.  The Party’s execution and delivery of this Agreement and performance of its obligations under this Agreement do not and shall not (A) conflict with, result in a breach of, constitute a default under (or an event which, with notice or lapse of time or both, would constitute a default under), accelerate the performance required by, result in the creation of any Lien upon any of its properties or assets under, or create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any contract to which it is a party or by which any of its properties or assets are bound, or (B) to the best of its knowledge, violate any applicable Law or Judgment currently in effect to which it is subject.

13.5                        Compliance with Applicable Laws.  The Party will comply with applicable federal, state and local laws in connection with the performance of this Agreement.

13.6                        No Violations.  Neither it nor any of its agents, subcontractors or other representatives, nor any of their respective Affiliates, nor any members of their respective staffs, are, nor will they be, at the time of performance of any material obligation under this Agreement,

(A)                              Disqualified or debarred by the FDA or any other Regulatory Authority for any purpose pursuant to 21 U.S.C. § 355a or any foreign counterparts thereof; or

(B)                                Charged with or convicted under United States federal law, or foreign counterparts thereof, for conduct relating to the development or approval of, or otherwise relating to the regulation of, any drug product under the Generic Drug Enforcement Act of 1992 or any other relevant statute, law or regulation.

13.7                        Full Rights.  It owns or possesses adequate licenses or other rights necessary to enter into this Agreement, and its fulfillment of its obligations hereunder will not violate the rights of any Third Party.

13.8                        Safety Claims.  Each Party will promptly notify the other of any information or notice it or they are or become aware of concerning the safety claims of any Product, including any threatened or pending action by any Regulatory Authority.  (SuperGen will be solely responsible for handling all complaints and communications from Regulatory Authorities with respect to the Product and *** will cooperate in resolving such complaints and responding to such communications to the extent they pertain to Product and are reasonably requested by SuperGen in connection therewith.)

Article 14 - Indemnification.

14.1                        Indemnification by ***.  *** will indemnify SuperGen, all SuperGen service providers and subcontractors, each Affiliate of the foregoing, and the heirs, executors, successors and assigns of any of the foregoing, against the following:

14.1.1              Indemnifiable Losses arising out of a material breach by *** of any of its obligations under this Agreement (including any Exhibits hereto);

14.1.2              Indemnifiable Losses arising out of a breach of any representation or warranty of *** contained in Article 12 or Article 13 of this Agreement;

14.1.3              Indemnifiable Losses arising from ***’s manufacturing and processing activities; and

14.1.4              Indemnifiable Losses arising from ***’s handling, accumulation, labeling, packaging, storing, transport or disposal of Wastes;

but only if and to the extent any such Indemnifiable Losses were proximately caused by ***’s gross negligence, recklessness or intentional wrongdoing provided, however, that *** shall have no liability to SuperGen for any such Indemnifiable Losses to the extent that such Indemnifiable Losses were caused by: (x) the gross negligence, recklessness or willful misconduct of SuperGen or any Person for whose actions or omissions SuperGen is legally liable; or (y) a breach by SuperGen of its representations and/or warranties contained in Article 13 of this Agreement or a material breach by SuperGen of its obligations under this Agreement.

14.2                        Indemnification by SuperGen.  SuperGen will indemnify ***, all *** service providers and subcontractors, each Affiliate of the foregoing, and the heirs, executors, successors and assigns of any of the foregoing, against the following:

14.2.1              Indemnifiable Losses arising out of a material breach by SuperGen of any of its obligations under this Agreement (including any Exhibits hereto);

14.2.2              Indemnifiable Losses arising out of a breach of any representation or warranty of SuperGen contained in Article 13 of this Agreement; and

14.2.3              Indemnifiable Losses arising out of the sale, promotion, distribution, or use of the SuperGen Product;

but only if and to the extent any such Indemnifiable Losses were proximately caused by SuperGen’s gross negligence, recklessness or intentional wrongdoing provided, however, that SuperGen shall have no liability to *** for any such Indemnifiable Losses to the extent that such Indemnifiable Losses were caused by: (x) the gross negligence, recklessness or willful misconduct of *** or any Person for whose actions or omissions *** is legally liable, or (y) a breach by *** of its representations and/or warranties contained in Article 12 or Article 13 of this Agreement or a material breach by *** of its obligations under this Agreement.

14.3                        Procedures Relating to Indemnification.  In order to be entitled to indemnification under this Article 14 in connection with a claim made or litigation initiated by any Third Party against any other Person with respect to which that other Person (a “Claimant”) is entitled to indemnification pursuant to this Article 14 (any such claim, a “Third Party Claim”), that Claimant must do the following:

14.3.1              Notify the Person or Persons obligated to indemnify it (the “Indemnitor”) in writing, and in reasonable detail, of that Third Party Claim as soon as possible but in any event within thirty (30) days after receipt of notice of that Third Party Claim, except that any failure to give any such notification will only affect the Indemnitor’s obligation to indemnify the Claimant if the Indemnitor has been prejudiced as a result of that failure; and

14.3.2              Deliver to the Indemnitor as soon as possible but in any event within thirty (30) days after the Claimant receives them a copy of all material notices and documents (including court papers) delivered to that Claimant relating to that Third Party Claim.

14.4                        Defense of Claims.  If Third Party Claim is made against one or more Claimants, the Indemnitor will have the right to participate in the defense of that Third Party Claim and, if it so chooses, assume at its expense the defense of that Third Party Claim with counsel selected by the Indemnitor and reasonably satisfactory to the Claimant.  If the Indemnitor assumes defense of any Third Party Claim, the Claimant will be entitled to participate in the defense of that Third Party Claim and to employ counsel, at its own expense (subject to the foregoing sentence), separate from counsel employed by the Indemnitor, but the Indemnitor will be remain authorized to control that defense except as stated above.  The Indemnitor will be liable for the fees and expenses of counsel employed by the Claimant for any period during which the Indemnitor did not assume the defense of any Third Party Claim (other than during any period in which the Claimant failed to give notice of the Third Party Claim as provided above and a reasonable period after such notice) or as stated above.  If the Indemnitor chooses to defend or prosecute a Third Party Claim, the Parties will cooperate in the defense or prosecution of that Third Party Claim, including by retaining and providing to the Indemnitor records and information reasonably relevant to that Third Party Claim, and making employees available on a reasonably convenient basis.  If the Indemnitor chooses to defend or prosecute any Third Party Claim, the Claimant will agree to any settlement, compromise or discharge of that Third Party Claim that the Indemnitor recommends, except that the Indemnitor may not without the Claimant’s prior written consent agree to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Claimant or that does not include as an unconditional term that each claimant or plaintiff give to the Claimant a release from all liability with respect to that Third Party Claim.  Whether or not the Indemnitor has assumed the defense of a Third Party Claim, the Claimant will not admit any liability with respect to, or settle, compromise or discharge, that Third Party Claim for which indemnification is sought hereunder without the Indemnitor’s prior written consent.

14.5                        Limitation of Liability.  EXCEPT FOR ANY BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY SET FORTH IN SECTION 11.5, UNDER NO CIRCUMSTANCES WILL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY PERSON OR ENTITY CLAIMING THROUGH SUCH PARTY FOR ANY LOSS OF PROFITS, SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.6                        Meaning of Indemnifiable Loss.  For purposes of this Article 14, the term “Indemnifiable Loss” means all losses, liabilities, taxes, damages, deficiencies, obligations, fines, expenses, penalties, costs, fees, settlement amounts and expenses (including without limitation court costs, interest and reasonable fees for attorneys, accountants and other experts) awarded or otherwise required to be paid to Third Parties with respect to any Third Party Claim by reason of any Judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses paid to Third Parties and incurred in connection with defending against or settling such Third Party Claim (including without limitation reasonable fees of attorneys, accountants and other experts and expenses incurred in asserting, preserving or enforcing any of the Indemnified Party’s rights to indemnification hereunder).  For purposes of determining the amount of any Indemnifiable Loss the following will apply:

(A)                              The amount will be reduced to give full effect to any indemnity, contractual, or noncontractual recoveries the indemnified party actually received in connection therewith;

(B)                                The amount will be reduced to give full effect to any net reduction in tax liability or other tax benefit the indemnified party actually received in connection therewith; and

(C)                                The amount will be reduced to give full effect to any unreasonable failure by the indemnified party to mitigate any liability, damage, claim, loss, cost, or expense incurred by such indemnified party.

Article 15 - Term and Termination

15.1                        Term.  The term of this Agreement will commence on the Effective Date and continue for a period of *** years unless this Agreement is previously terminated in accordance with the provisions of this Article 15 (the “Term”).

15.2                        Termination by SuperGen.  SuperGen may terminate this Agreement or any Development Phase for any or no reason upon sixty (60) days’ notice thereof to ***.

15.3                        Termination by Mutual Agreement.  This Agreement may be terminated at any time upon mutual written agreement between the Parties.

15.4                        Termination for Default.  This Agreement may be terminated by either Party in the event of a Default by the other Party.  A “Default” shall be deemed to have occurred when:

15.4.1              A Party breaches its material obligations under this Agreement,

15.4.2              The other Party gives the breaching Party written notice of breach in sufficient detail to apprise the breaching Party of the scope and extent of the alleged breach, and

15.4.3              After having received such written breach notice, the breaching Party fails to cure such default within ten (10) days (in the case of a failure by SuperGen to pay any amounts hereunder when due) or ninety (90) days (in the case of any other breach), provided, however, if a breach is incapable of cure within ninety (90) days and the breaching Party certifies to the other Party in writing that it is working diligently to cure such breach, such ninety (90) day period will be extended to one hundred fifty (150) days.

In such case, this Agreement will be deemed terminated effective upon the expiration of the applicable cure period described in Section 15.4.3 above.  Termination of this Agreement pursuant to this Article 15 shall not affect any other rights or remedies, which may be available to either Party.

15.5                        Bankruptcy; Insolvency.  Either Party may terminate this Agreement upon the occurrence of either of the following: (i) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Party in an involuntary case under the federal bankruptcy code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law and the continuance of any such decree or order un-stayed and in effect for a period of sixty (60) consecutive days; or (ii) the filing by such Party of a petition for relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law.

15.6                        Rights and Duties on Termination or Cancellation.  Upon expiration or termination of this Agreement: *** will, as promptly as practicable (i) cease all work on the Development Program, and (ii) turn over to SuperGen all Deliverables, Documentation and SuperGen Materials (whether in written or electronic form, including any work in progress) which are then in ***’s possession and which are the property of SuperGen in accordance with Section 5.1 of this Agreement.  Except for termination by SuperGen pursuant to Section 15.4, SuperGen will promptly pay or reimburse *** for all undisputed fees, expenses and uncancellable obligations incurred hereunder through the date of such termination or expiration.  At SuperGen’s option: (i) the Parties will promptly agree on a procedure by which possession of any equipment located at *** facility that is owned by SuperGen is delivered to SuperGen (with SuperGen paying all reasonable out-of-pocket costs associated with the removal of such equipment, including ***’s facility restoration costs), or (ii) *** may purchase all or any portion of such equipment from SuperGen by paying SuperGen the depreciated (calculated on a straight-line basis) book value thereof.

15.7                        Survival.  The following Articles and Sections shall survive any termination or expiration of this Agreement: Sections 3.4, 4.5, 5.1, 5.3, 5.4, 7.7 7.8, 8.3, 11.3, 11.5, 11.6 and Articles 10, 14, 16 and 17.

Article 16 - Dispute Resolution

If the Parties ever have a dispute involving their respective rights and obligations under this Agreement, then the Parties will attempt to resolve such dispute as follows:

16.1                        Dispute Notice.  Either *** or SuperGen may at any time deliver to the other a written dispute notice setting forth a brief description of the issues for which such notice initiates the dispute resolution mechanism set forth in this Article 16.  Such dispute notice shall also specify the provision or provisions of this Agreement and the facts or circumstances that are the subject matter of the dispute.

16.2                        Informal Negotiations; Escalation.  During the thirty (30) day period following delivery of a dispute notice described in Section 16.1, the Parties will cause their representatives to meet and seek to resolve the disputed items cordially through informal negotiations.  Any disputes relating to the relationship between the Parties that are not resolved by informal negotiations shall be first referred to senior officers of each Party.  The senior officers shall in good faith attempt to resolve the dispute presented to them.  If, however, the senior officers are unable to resolve such a dispute within thirty (30) days of being requested by a Party to resolve the dispute, either Party may, by written notice to the other, invoke the provisions of Section 16.3.  Any statute of limitations or similar time periods shall be tolled during such period.

16.3                        Dispute Resolution Proceedings.  If representatives of the parties are unable to resolve disputed items through the informal negotiations described in Section 16.2, then within 30 days after the informal negotiation period the parties will refer the disputed issues to a dispute resolution panel for final resolution as follows:

16.3.1              Designation of Representatives.  Within seven days after such informal negotiation period, *** and SuperGen will each designate one representative to serve on the dispute resolution panel.  (If either party fails or refuses to designate a representative, then the other party will be entitled to have a representative appointed for such party by the CPR Institute.)

16.3.2              Selection of Neutral.  Promptly after they have been designated, the designated representatives will meet and select a neutral person (the “Neutral”) to serve as the third member of the dispute resolution panel.  If the designated representatives of parties cannot agree on a Neutral, then either representative may request the CPR Institute to select the Neutral.

16.3.3              Procedures and Process.  At the time the matter is referred to the dispute resolution panel, *** and SuperGen will jointly establish the procedures to be followed with respect to the presentation of the parties’ respective positions and the process by which the dispute resolution panel will reach and render its decision on the disputed issues.  If *** and SuperGen cannot agree on such procedures and processes, then the Neutral will establish such procedures and process, which will, in all events, be consistent with the foregoing.

16.3.4              Decision.  The dispute resolution panel will act by majority vote.  The dispute resolution panel will base its decision on applicable provisions of this Agreement or, if the provisions of this Agreement do not resolve the matter, on general principles of substantive Delaware law.  (The dispute resolution panel may, if it so desires, seek the opinion of an attorney licensed to practice law in the State of Delaware on any matter of substantive Delaware law on which the panel desires clarification.)  The decision of the dispute resolution panel will be final and binding on both Parties and not subject to appeal or collateral challenge, except in the case of disputes concerning the Parties’ respective rights with respect to intellectual property.

16.4                        Injunctive Relief.  Each Party acknowledges and agrees that nothing in this Article 16 shall prevent a Party from seeking injunctive relief in a court of law if such Party reasonably believes that complying with the dispute resolution procedures set forth herein would cause it irreparable harm.

Article 17 - Miscellaneous

17.1                        Independent Contractor.  SuperGen will not have the right to direct or control the activities of *** performing the service provided herein, and *** will perform services hereunder only as an independent contractor, and nothing herein shall be construed to be inconsistent with relationship or status.  Under no circumstances shall *** be considered to be an employee or agent of SuperGen.

17.2                        Use of Other Party’s Name.  Except as expressly provided or contemplated under this Agreement or as otherwise required by applicable law, neither Party has granted or intends to grant any right to the other Party to use in any manner its trademarks or name, or any other trade name, service mark, or trademark owned by or licensed to it, in connection with the performance of the Agreement.

17.3                        Severability.  If any provision of this Agreement shall finally be determined to be unlawful, then such provision will be deemed to be severed from this Agreement and replaced by a lawful provision which carries out, as closely as possible, the intention of the Parties and preserves the economic bargain contemplated by this Agreement and, in such case, each and every other provision of this Agreement will remain in full force and effect.

17.4                        Assignment.  Neither Party may assign any right or delegate any duty under this Agreement without the written approval of the other Party; provided, however, that either Party may, without such consent, assign this Agreement in connection with the transfer or sale of all or substantially all of the business or assets of such Party to a Third Party, whether by merger or otherwise or in connection with the merger or consolidation of such Party with an Affiliate, in either case the applicable assignee shall agree in writing to be bound by the terms and conditions of this Agreement.  Any purported assignment in violation of the preceding sentence will be void.  Any permitted assignee will assume all obligations of its assignor under this Agreement.  No assignment will relieve either Party of responsibility for the performance of any obligation, which accrued prior to the effective date of such assignment.

17.5                        Effect of an Event of Force Majeure.  Neither Party will be held liable or responsible for any loss or damages resulting from any failure or delay in its performance due hereunder (other than the payment of money) caused by an Event of Force Majeure.  If either Party is delayed or rendered unable to perform due to an Event of Force Majeure, the affected Party will give notice of the same and its expected duration to the other Party promptly after the occurrence of the cause relied upon, and upon the giving of such notice the obligations of the Party giving the notice will be suspended during the continuance of the Force Majeure; provided, however, such Party will take commercially reasonable steps to remedy the Force Majeure with all reasonable dispatch.  The requirement that Force Majeure be remedied with all reasonable dispatch will not require the settlement of strikes or labor controversies by acceding to the demands of the opposing Party.

17.6                        Governing Law.  This Agreement will be governed by and construed in accordance with the internal substantive laws of State of Delaware, without reference to conflicts of laws principles.

17.7                        Notices.  All notices, requests and other communications under this Agreement will be in writing and will be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission (receipt confirmed), or, if mailed, three (3) days after mailing by registered or certified mail, return receipt requested, with postage prepaid:

If to SuperGen, to:	SuperGen, Inc. 4140 Dublin Road Suite 200 Dublin, California 94568

Attention: Lucy Chang

Phone:1.925.560.0100
Telefax:1.925.551.6483

If to ***, to:	***

Attention: General Manager

Phone: ***
Telefax: ***

With a copy to:	***

Attention: General Counsel

Telefax: ***

Either Party may change its notice address above to a different address by giving the other Party written notice of such change.

17.8                        Headings.  Paragraph headings and captions used herein are for convenience of reference only and will not be used in the construction or interpretation of this agreement.

17.9                        Continuing Obligations.  Termination, assignment or expiration of this Agreement will not relieve either Party from full performance of any obligations incurred prior thereto.

17.10                 Waiver.  Neither Party’s waiver of any breach or failure to enforce any of the terms and conditions of this Agreement, at any time, will in any way affect, limit or waive such Party’s right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

17.11                 Construction.  This Agreement has been jointly prepared on the basis of the mutual understanding of the Parties and will not be construed against either Party by reason of such Party’s being the drafter hereof or thereof.  When introducing a series of items, the term “including” is not intended to limit the more general description that precedes the items listed.  References to “days” mean calendar days.  (If, however, an action or obligation is due to be undertaken by or on a day other than a business day, i.e., a Saturday, Sunday or a public holiday in the United States, then that action or obligation will be deemed to be due on the next following business day.)

17.12                 Counterparts.  More than one counterpart of this Agreement may be executed by the Parties hereto, and each fully executed counterpart will be deemed an original without production of the others.

17.13                 Complete Agreement.  This Agreement together with the Exhibits sets forth the entire understanding of the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior letters of intent, agreements, undertakes, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either Party relating thereto.  All Exhibits hereto are hereby incorporated into this Agreement by this reference.

To evidence their agreement as stated above, SUPERGEN, INC. and ***, have each caused their respective duly authorized directors, officers, or attorneys to execute this DRUG SUBSTANCE VALIDATION AND SUPPLY AGREEMENT as of the Effective Date.

	SUPERGEN, INC.		***

By:	/s/ Joseph Rubinfeld	By:
	Dr. Joseph Rubinfeld		***
President and CEO

Exhibit A

Definitions

 “Affiliate” means any corporation, partnership or other entity that is controlled by, controls, or is under common control with a Party; and “control” means the direct, indirect or beneficial ownership of fifty percent (50%) or more of the voting stock or other ownership interest of such corporation, partnership or other entity, or the possession, directly or indirectly, of the power to direct or cause direction of the management of such corporation, partnership, or other entity.

“Batch” means that quantity of Product that is manufactured by *** from a single production cycle or run as further set forth in the validation reports.

“cGMP” means the current good manufacturing practice and standards as provided for (and as amended from time to time) in European Community Directive 91/356/EEC (Principles and guidelines of good manufacturing practice for medicinal products) and in the Current Good Manufacturing Practice Regulations of the U.S. Code of Federal Regulations Title 21 (21 C.F.R. §§ 210 and 211) in relation to the production of pharmaceutical intermediates and active pharmaceutical ingredients, as interpreted by ICH Harmonised Tripartite Guideline, Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients, Q7a and subject to any arrangements, additions or clarifications, and respective roles and responsibilities, agreed from time to time between the Parties in the Quality Systems Agreement.

“Deliverables” means the information, material, reports, Documentation and other items that *** is obligated to provide under the terms of the Development Program, including such deliverables as specification sheets, progress reports, master production records, certificates of analysis and certificates of quality.

“Development Phase” means each separate phase of work identified and outlined in the Development Program.

“Development Program” means the development program outlined in the detailed proposal attached to this Agreement as Exhibit B, together with any modifications and additions thereto agreed upon by the Parties.

“Documentation” means all written materials describing the conduct and results of the Development Program, including the Master Production Record, all Batch records and any other documents related to the Manufacturing Process, the Manufacturing Facility, as well as such other documents reasonably necessary for SuperGen to complete its Regulatory Filings.

“Event of Force Majeure” means a war, strike, fire, Act of God, acts of terrorism, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing Party.

“FDA” means the U.S. Food and Drug Administration, or any successor entity thereto or foreign counterpart thereof.

“Governmental Authority” means any (1) nation, state, county, city, town, village, district or other jurisdiction of any nature, (2) federal, state, local, municipal, foreign or other government, (3) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal, including an arbitral tribunal), (4) multi-national organization or body, or (5) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing power of any nature.

“Judgment” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict of any court, arbitral tribunal, administrative agency or other Governmental Authority having jurisdiction of a Party.

“Law” means any applicable federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

“Lien” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Manufacturing Process” means that certain process for synthesizing and manufacturing the Product that was developed or acquired by SuperGen prior to the Effective Date, as the same may be amended and revised during the Term.

“Master Production Record” means the document, proposed by *** and approved by SuperGen, that defines the manufacturing methods, test methods, specifications, materials, and other procedures, directions and controls associated with the manufacture and testing of Product.  No changes may be made to the Master Production Record without review and approval by both Parties, including quality assurance and regulatory review, as described in the Quality Systems Agreement.

“Materials” means all chemicals, ingredients, solvents and other components required to perform the manufacturing and processing activities hereunder in accordance with the Specifications.

“Milestone” means completion of a specifically identified Deliverable per Exhibit B.

“NDA” shall mean a New Drug Application (as described in 21 C.F.R. § 314.50 et. seq.) filed with the FDA for marketing approval for a drug pursuant to the Act and the regulations promulgated thereunder, including any amendments or supplements thereto.

“Product” means Decitabine and its associated CAS [2353-33-5] assigned chemical names or trademarked name(s).

“Purchase Order” means a written purchase order from SuperGen that authorizes the completion of certain work under the Development Program.

“Regulatory Authority” means the FDA or any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, county, city or other political subdivision, domestic or foreign, that performs a function for such political subdivision similar to the function performed by the FDA for the United States with regard to the approval, licensing, registration or authorization to test, manufacture, promote, market, distribute, use, store, import, transport or sell a product in the defined territory or political subdivisions.

“Regulatory Filing” means a new drug application (“NDA”) or biologic license application (“BLA”) or any foreign counterparts thereof and any other filings required by Regulatory Authorities relating to the manufacture of Product under this Agreement.

“Regulatory Requirements” means (i) obtaining and maintaining any and all permits, licenses, filings and certifications required by the FDA or other Regulatory Authorities, and compliance with the cGMPs of the FDA or other Regulatory Authorities, applicable to any manufacturing or processing activities hereunder or the Manufacturing Facility or other facilities at which any of the manufacturing or processing activities hereunder are performed, and (ii) any Laws, rules, guidelines, regulations, and standards of any Governmental Authority, whether within or outside the United States (including, without limitation, the Environmental Protection Agency (EPA), the Occupational Safety and Health Administration (OSHA), the Drug Enforcement Administration (DEA) and state and local authorities), that apply to any manufacturing or processing activities hereunder or the Manufacturing Facility or other facilities at which any of the manufacturing or processing activities hereunder are performed.

“Specifications” means those Specifications as set forth in the applicable Regulatory Filings for the Product or such other specifications as the FDA will approve, as such specifications may be amended from time to time by SuperGen in accordance with the terms and conditions of this Agreement or as may be required to obtain approval from the FDA and other applicable regulatory authorities and which may include release specifications for raw materials, released intermediates, and other components.

“Third Party” means any person other than the Parties and their respective Affiliates.

“Validated Analytical Test Procedures” means the testing and qualification procedures mutually agreed between *** and SuperGen for the Materials or Product.

“Waste” will mean any “hazardous substance” and/or “hazardous material” as provided under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), any “hazardous waste” as provided under the Resource Conservation and Recovery Act (RCRA), and/or any other waste material, pollutant and/or contaminant of any kind including, without limitation, any routine process waste or any by-product arising from any activities conducted pursuant to this Agreement.

EXHIBIT B

Development Program

***

B-1

Exhibit C

Minimum Terms and Conditions of Commercial Supply of Decitabine

***